Exhibit 99.3

FOURTH QUARTER & FULL-YEAR 2023 EARNINGS PRESENTATION NASDAQ: HEAR | MARCH 13, 2024

SAFE HARBOR STATEMENT & IMPORTANT INFORMATION Forward-Looking Information and Statements This presentation, including the appendix, includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions or beliefs about future events. Statements containing the words “may”, “could”, “would”, “should”, “believe”, “expect”, “anticipate”, “plan”, “estimate”, “target”, “goal”, “project”, “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management. While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited to, risks related to inflationary pressures, optimizing our product portfolio, reducing our cost of goods and operating expenses, reductions in logistic and supply chain challenges and costs, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, including promotional credits and discounts, general business and economic conditions, risks associated with the future direction or governance of the Company, risks associated with the expansion of our business, including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and the Company’s other periodic reports filed with the Securities and Exchange Commission. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise. This presentation also contains trademarks and trade names that are property of their respective owners. Non-GAAP Financial Measures In addition to its reported results, the Company has included in this presentation, including the appendix, certain financial results, including adjusted EBITDA, that the Securities and Exchange Commission define as “non-GAAP financial measures.” Management believes that such non-GAAP financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results. Non-GAAP financial measures are not an alternative to the Company’s GAAP financial results and may not be calculated in the same manner as similar measures presented by other companies. “Adjusted EBITDA” is defined by the Company as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation (non-cash), and certain non-recurring special items that we believe are not representative of core operations, as further described in the Appendix hereto. These non-GAAP financial measures are presented because management uses non-GAAP financial measures to evaluate the Company’s operating performance, to perform financial planning, and to determine incentive compensation. Therefore, the Company believes that the presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors. The presented non-GAAP financial measures exclude items that management does not believe reflect the Company’s core operating performance because such items are inherently unusual, non-operating, unpredictable, non-recurring, or non-cash. See a reconciliation of GAAP results to Adjusted EBITDA included in the Appendix hereto for each of the three and nine months ended September 30, 2023 and 2022. 2

NEW PRODUCTS & LATEST NEWS 3

VELOCITYONE RACE

UNIVERSAL WHEEL & PEDAL RACING SIMULATION SYSTEM

Grab the Wheel and Floor It

VelocityOne Race launched late February 2024 as Turtle Beach's initial entry into the racing simulation gaming accessories market.

Designed for racing sim fans on Xbox and PC, this groundbreaking wheel & pedals system leaves competitors in the dust with the latest tech and premium materials to help drivers take pole positions and win races.

Racers will experience high-fidelity direct drive force feedback through VelocityOne Race's custom-built 7.2Nm K:Drive motor and removable leather wheel, while aluminum pedals and Dynamic Brake Tek load-cell brakes simulate true-to-life braking performance.


TURTLE BEACH
VELOCITYONE™
RACE
XBOX SERIES X|S, XBOX ONE
& WINDOWS PCs

VELOCITYONE FLIGHTDECK
COMBAT HOTAS FLIGHT SIMULATION CONTROL SYSTEM

Become the Top Gun with All the Right Stuff

"5/5 – I never expected Turtle Beach to build my new favorite flight stick but the VelocityOne Flightdeck is perfect." **– Windows Central**

Designed for air and space flight combat fans on Windows PCs, Turtle Beach's VelocityOne Flightdeck HOTAS (Hands On Throttle And Stick) Controller was unveiled late December 2023 and launched early February 2024.

The Flightdeck's controls mirror those of today's state-of-the-art fighter jets and advanced spacecraft, offering pilots a peerless experience with its wide assortment of customization to suit their flight missions.


TURTLE BEACH
RULE THE FIGHT!
VELOCITYONE™ FLIGHTDECK
UNIVERSAL SIMULATION HOTAS SYSTEM

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STEALTH ULTRA PREMIUM WIRELESS SMART GAME CONTROLLER Turn Your Controller Into A Command Center “9/10 – what The Xbox Elite Controller Should Have Been.” – IGN.com Turtle Beach’s new king of wireless controllers for gamers on Xbox and PC launched December 2023 and has set the new standard for what gamers should expect in a top-of-the-line gamepad. The Stealth Ultra’s premium features include magnetic Hall Effect sensors, precise microswitch buttons, an integrated Connected Command Display, adjustable triggers, mappable buttons on the back, RGB lighting, social notifications and more. 6

STEALTH 700 GEN 2 MAX DR DISRESPECT LIMITED-EDITION FOR PLAYSTATION The Best Way to Dominate Like A Champion Is to Be Like the 2X CHAMPION In late October 2023 Turtle Beach stepped into The Arena once again with the exclusive Stealth 700 Gen 2 Dr Disrespect Limited-Edition – another devastatingly handsome collaboration with gaming’s international superstar. This Limited-Edition Stealth 700 Gen 2 MAX for PlayStation features Turtle Beach’s award-winning and game-winning audio in a new, fresh Dr Disrespect- designed colorway that looks so good it makes even the Doc himself blush (previously thought impossible). 7

ATOM CONTROLLER MOBILE GAME CONTROLLER It’s Time to Split the Atom “4.5/5 – Don’t struggle with on-screen controls when gaming on your iPhone. The Turtle Beach Atom Controller is the way to go.” – Cult of Mac Turtle Beach’s Atom Controller for iOS is compact and portable, and its magnetic two-piece design brings something truly unique to the mobile controller’s space. The Atom Controller for iOS launched early October 2023 following last fall’s launch of the Android version and is an exciting addition to Turtle Beach’s growing award-winning controller lineup. 8

REACT-R CONTROLLER NEW RED, NEBULA, AND PIXEL GREEN COLORWAYS Put Victory Within Your Grasp “5/5 – Undoubtedly one of the best Xbox controllers on the market.” – The Mirror Since its release, the officially licensed for Xbox REACT-R Controller has impressed Xbox and PC gamers by providing them with premium wired controller performance at an affordable price. The three new colorways – Red, Nebula, and Pixel Green, not only offer gamers more options to suit their style, but they also improve upon the original by featuring two additional rumble motors for added vibration effects. 9

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PDP IS A LEADING GAMING ACCESSORIES COMPANY WITH STRONG MOMENTUM

Premier Gaming Accessories Platform with Established Retail Relationships

Innovative Product Portfolio Augmented by Attractive Nintendo & PlayStation Licensing Agreement

Multifaceted Design Capabilities with a Robust Product Pipeline

Effective "Good, Better, Best" Pricing Strategy Driving Cross Channel Share Gain

Passionate and Rapidly Growing Global Consumer Following

Impressive Financial Performance with Multiple Levers for Sustainable Growth

Top 10
Global Gaming Hardware Manufacturer

Top 5
Global Gaming Controller Manufacturer

50+
Countries with Retail Distribution

30+ Years in Business
Founded in 1990

Category Leader
In Desirable Controller Category

Powerful Omni-Channel Distribution Model

amazon · BEST BUY · GameStop · Walmart

Attractive License Portfolio

CALL of DUTY · DRAGON BALL Z · Hasbro · KOF XV · Nintendo · TRANSFORMERS · SEGA

Differentiated Product Offering



Controllers | Headsets | Accessories

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PDP'S BROAD PRODUCT PORTFOLIO WITH STRONG INNOVATION & DESIGN…

Controllers


Nintendo Switch White Afterglow Wave Wireless Controller


Nintendo Switch Oled Rematch Controller


Nintendo Switch Link Rock Candy Controller


Nintendo Switch Tails Seaside Hill Zone Realmz Wireless Controller


PS5, PS4 & PC Victrix Pro BFG Wireless Controller


Xbox Series X|S & PC Purple Afterglow Wave Controller


Xbox Series X|S & PC Phantasm Red Wired Controller


Victrix Gambit Dual Core Tournament Controller

Headsets


Nintendo Switch Moonlight Black Airlite Wired Headset


Nintendo Switch Sonic Go Fast Realmz Wired Headset


Nintendo Switch Radiant Racers Airlite Wired Headset


Nintendo Switch Aloha Airlite Wired Headset


PS5 & PC Airlite Pro Wireless Headset


PS5 & PC Victrix Gambit Wireless Headset


Xbox Series X|S & PC Pro AF Headset


Xbox Series X|S & PC Airlite Headset

Accessories


Nintendo Switch Joy-Con Charging Shuttle


Nintendo Switch Joy-Con Charging Grip Plus


Nintendo Princess Peach Travel Case


Nintendo Super Mario Travel Case


Xbox Riffmaster


PC Victrix Pro FS 12 Arcade Flight Stick


Xbox Series X|S Nemesis Media Remote


PS5 White Metavolt Dual Charger

Differentiated Product Offering Underpinned by Attractive Controller and License Business

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…IS HIGHLY COMPLEMENTARY TO TURTLE BEACH'S CATALOG OF PRODUCTS

Headsets


Stealth Pro Ultra Premium Multiplatform Wireless Headset


Stealth 700 Gen 2 MAX Premium Multiplatform Wireless Headset


Stealth 700 Gen 2 MAX Dr Disrespect Limited Edition Headset for PS


Stealth 600 Gen 2 MAX Multiplatform Wireless Headset


Stealth 600 Gen 2 USB Wireless Headset for Xbox & PlayStation


Recon 70 Multiplatform Wired Headset


Recon 50 Multiplatform Wired Headset

PC Peripherals


Kone XP Air Premium Wireless Mouse


Burst Pro Air Wireless Mouse


Kone Pro Dr Disrespect Wired Mouse


Vulcan II Mini Air Optical Wireless 65% Mini Keyboard


Vulcan II MAX Premium Optical Wired Keyboard


Magma/Magma Mini Membrane Keyboards


Vulcan II Mechanical Wired Keyboard

Controllers & Simulation


Stealth Ultra Premium Wireless Controller for Xbox & PC


Recon Wired Controller for Xbox & PC


REACT-R Wired Controller for Xbox & PC


Atom Controller for iOS & Android


VelocityOne Flight Universal Flight Control System for Xbox & PC


VelocityOne Flightstick for Xbox & PC


VelocityOne Flightdeck Premium HOTAS Controller for PC


VelocityOne Race Wheel & Pedals System for Xbox & PC

Industry Leading Gaming Accessories Portfolio Built on Innovation & Groundbreaking Technology

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STRATEGIC SUMMARY Expands Complementary Overall Portfolio ??Significantly grows breadth of controllers and other incremental product categories ??Strengthens attractive licensed portfolios including valuable Nintendo and Sony partnerships ??Expands product offering including licensed models within core console headsets Integrates Sales & Distribution Capabilities ??Adds $115 – $120 million of projected annualized net revenue in diversified categories ??Increases distribution footprint and consolidates retail relationships across all channels ??Expands retail positions in both the U.S. and other countries Greatly Enhances Profitability Profile ??Combined gross margin % contribution estimated in the mid-30’s ??Enables operational efficiencies with end-to-end consolidation and increased purchasing power ??Results in projected double-digit Adjusted EBITDA margin % with meaningful synergies Combines Talented Teams ??Integrates key PDP talent into Turtle Beach structure for continuity and best results ??Strengthens organizational talent throughout all levels of the Company ??Capitalizes on shared expertise in product development, sales, marketing, and operations Drives Meaningful & Accretive Scale ??Combines portfolios synonymous with category leadership in gaming ??Builds on diverse, strong positions in headsets, controllers, simulation, and other categories ??Modest leverage and high cash flow generation allow for investment in both organic growth and return of capital to shareholders

14 FINANCIALS & OUTLOOK 15

2023 KEY RESULTS

FY 2023 RESULTS *vs. FY 2022*	Q4 2023 RESULTS *vs. Q4 2022*
Net Revenue +7.5% YOY ***$258.1M*** *vs. $240.2M*	**Net Revenue -1.3% YOY** ***$99.5M*** *vs. $100.9M*
Adjusted EBITDA +$36.4M YOY ***$6.5M*** *vs. $(29.9)M*	**Adjusted EBITDA +$12.9M YOY** ***$14.0M*** *vs. $1.0M*
Net Income +$41.9M YOY ***$(17.7)M*** *vs. $(59.5)M*	**Net Income +$31.8M YOY** ***$8.6M*** *vs. $(23.2)M*
EPS +$2.59 YOY ***$(1.03)*** *vs. $(3.62)*	**EPS +$1.87 YOY** ***$0.47*** *vs. $(1.40)*
Continued Strong Balance Sheet	**Continued Strong Balance Sheet**

Strong US Video Games Market in Dec. 2023 and full year 2023

- Consumer spending on video games content, hardware, and accessories was up 1% for 2023, and 4% in December 2023 over the same period last year.
- While consumer spending on hardware stayed flat in 2023, it was up 4% in Dec 2023 YOY.
- Spending on gaming accessories was up 14% in Dec 2023 and up 4% in 2023 YOY.
- Video game content spending was up 1% for 2023 and up 3% in Dec 2023.
- Unconstrained console supply, possible new console upgrades and releases, and overwhelming success of some new games early in the year are positive indicators going into 2024.

Turtle Beach Continues Outpacing the Gaming Accessories Market

- In Dec 2023 the market was up 4.8% while **Turtle Beach was up 6.2%.**
- In Q4 2023 the market was down 4.8% while **Turtle Beach was up 2.7%.**
- In 2023 the market was down 0.7% while **Turtle Beach was up 3.1%.**
- Turtle Beach had a leading share of 38.4% in 2023, and 40.8% in Q4 2023 and Dec 2023[1].
- 10 of the top 20 best-selling console gaming headset models in US in 2023[1] were Turtle Beach.
- Significant share growth in premium tier (+$200) for console gaming headsets in US and UK in 2023.
- Turtle Beach has the #1 selling model for flight controllers in US and grew revenue and share YOY in 2023[2].

YOY Revenue Growth and Improved Adjusted EBITDA Q4 2023

- Reflects outperformance of accessories markets and stabilized channel inventories as well as increased demand for console gaming headsets and flight simulation.
- Improvements from business mix, lower freight costs and promotional credits.
- Proactive expense management resulted in a ~13% decline in recurring operating expenses YOY.

1. Circana, Retail Tracking Service, U.S., Gaming Accessories, Headsets/Headphones, Dollar Sales
2. Circana, Retail Tracking Service, U.S., Video Game Accessories, Flight Controllers, Dollar Sales

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QUARTERLY FINANCIAL REVIEW $ Millions Q4 2022 Q4 2023 Commentary (except per-share data) Reflects softer-than-expected console gaming headset market in Revenue $100.9 $99.5 October and November but returned to growth in late December. Year-over-year improvement primarily driven by lower freight costs and Gross Margin 19.8% 32.0% promotional credits. Excluding non-recurring costs, Q4 2022 gross margin was 24.3%. Reflects the benefit from proactive expense management resulting in a Operating Expenses $28.1 $23.4 ~13% decline in recurring operating expenses year-over-year Net Income (Loss) $(23.2) $8.6 Reflects above factors Diluted EPS $(1.40) $0.47 Reflects above factors Adjusted EBITDA(1) $1.0 $14.0 Reflects higher revenue, improved margins and lower expenses Diluted Shares 16.6M 18.4M 1. See appendix for a reconciliation of non-GAAP measures 17

FULL YEAR FINANCIAL REVIEW $ Millions 2022 2023 Commentary (except per-share data) Reflects outperformance of accessories markets, increased demand for Revenue $240.2 $258.1 console gaming headsets and flight simulation, and share gains across key categories and geographies Year-over-year improvement primarily driven by lower freight and Gross Margin 20.5% 29.3% logistics costs. Excluding non-recurring costs, 2022 gross margin was 24.6%. Reflects the benefit from proactive expense management resulting in a Operating Expenses $100.7 $91.9 ~11% decline in recurring operating expenses year-over-year Net Income (Loss) $(59.5) $(17.7) Reflects above factors Diluted EPS $(3.62) $(1.03) Reflects above factors Adjusted EBITDA(1) $(29.9) $6.5 Reflects higher revenue, improved margins and lower expenses Diluted Shares 16.5M 17.1M 1. See appendix for a reconciliation of non-GAAP measures 18

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BALANCE SHEET Balance Sheet Highlights Balance Sheet $ Millions Comments As of Dec 31, 2022 As of Dec 31, 2023 • Inventory decreased from the elevated year-ago period where the Company increased product Cash & Cash and component purchases due to longer freight $11.4 $18.7 Equivalents transit times and to reduce risks of supply shortages Inventories $71.3 $44.0 Revolver (asset-based) $19.1 $0.0 • Net debt of $(18.7)M as of December 31, 2023 improving $26.4M from prior year Net Debt (debt less $7.7 $(18.7) cash) • Cash flow from operations improved $68.9M to $27.0M for the period compared to prior year • Strong balance sheet 19

2024 GUIDANCE 2024 GUIDANCE1 Net Revenue(1) Adj. EBITDA(1) $370M—$380M $51M—$54M up 43%—47% up $44M—$47M vs. 2023 vs. 2023 Strong January 2024 Results: Market revenue is up YOY and Turtle Beach unit share over 50% 1. 2024 Net Revenue and Adj. EBITDA guidance incorporates approximately 9 months of operations from PDP acquisition, which closed on March 13, 2024. 20

TURTLE BEACH X PDP: A COMPELLING & COMPLEMENTARY FINANCIAL PROFILE PDP Pro Forma Company Financial Estimate Overview $115M – $120M $390M – $410M 1st Full Four Quarters NTM Net Revenue Net Revenue (Q2 2024 – Q1 2025) $22M – $28M $60M – $65M NTM Adjusted EBITDA, NTM Adjusted EBITDA Including Partial Synergies (Q2 2024 – Q1 2025) $10M—$12M of Annual More Diversified Cost Synergies, Fully Product Mix, with Realized by 2H 2025 Category Leading Positions 50%+ Revenue Contribution From Scaled, Lean Category-Leading Business Model Controller Business 21

EXECUTING OUR GROWTH STRATEGY TO FUEL TURTLE BEACH’S POSITION AS THE 2ND LARGEST 3RD PARTY GAMING ACCESSORIES MAKER $3.8B Market $3.2B Market Continue Growth in Controllers, Gaming $1.4B Simulation and More Market Further Scale Our PC Gaming Accessories Targets: Continue Leading in Gaming Headsets Revenue 10%+ CAGR EBITDA 10%+ Margins Design High-Quality, Innovative Products for Gamers on All Platforms Continue Leadership as One of Gaming’s Most Recognized and Trusted Brands Deliver Superior Retail and Operational Execution Global Market Sizes: Newzoo Peripheral Market Forecast, June 2023 & Internal Estimates 22

LONG-TERM FINANCIAL TARGETS Metric Target Revenue 10%+ CAGR Gross Margins % Mid-high 30’s Adjusted EBITDA 10%+ Margins Maintain leadership in gaming headsets and controllers Continue to drive growth in adjacent accessories categories Proactively manage operating expenses 23

APPENDIX 24

GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION

FOURTH QUARTER & FULL-YEAR 2023 COMPARED TO 2022

	Three Months Ended		12 Months Ended	
	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net Income (Loss)	$8,552	$(23,233)	$(17,679)	$(59,546)
Interest expense	251	577	504	1,220
Depreciation and amortization	1,166	1,352	4,839	5,816
Stock-based compensation[1]	3,429	2,209	11,983	7,984
Income tax expense	(39)	16,864	338	5,093
Impairment charge[2]	-	1,896	-	1,896
Restructuring expense[3]	(43)	-	1,061	556
CEO transition related costs[4]	-	-	2,874	-
Business transaction expense[5]	653	-	653	-
Proxy contest and other[6]	(15)	1,372	1,921	7,092
Adjusted EBITDA	$13,954	$1,037	$6,494	$(29,889)

1. Increase in stock-based compensation in the year ended December 31, 2023 over the comparable prior year period primarily driven by $4.0 million dollar charge related to accelerated vesting of equities associated with the separation of our former CEO.
2. Impairment charge includes costs related to impairment of intangible assets.
3. Restructuring charges are expenses that are paid in connection with reorganization of our operations. These costs primarily include severance and related benefits.
4. CEO transition related expense includes one-time costs associated with the separation of its former CEO. Such costs included severance, bonus, medical benefits and the tax impact of accelerated vesting of stock-based compensation.
5. Business transaction expense includes one-time costs we incurred in connection with acquisitions including professional fees such as legal and accounting along with other certain integration related costs of the acquisitions.
6. Proxy contest and other primarily includes one-time legal, other professional fees, as well as employee retention costs associated with proxy challenges presented by certain shareholder activists.

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TRANSACTION OVERVIEW

Following our comprehensive strategic review, Turtle Beach announces the highly accretive acquisition of PDP to further strengthen its leading gaming accessories portfolio, improve profitability, and meaningfully enhance scale.

Strategic Rationale

- Combines two gaming leaders with best-in-class teams, significant product momentum, and proven track records of delivering profitable growth and shareholder value
- Transforms Turtle Beach's operating capabilities to add meaningful scale advantages and increase breadth of portfolio

Consideration, Funding and Structure

- Transaction value of $118 million funded through a combination of cash and equity
  - $79.9 million of cash from cash on balance sheet and a new $50 million term loan
  - $38.1 million of value from 3.45 million newly issued shares of Turtle Beach's common stock representing ~16.4% of pro forma shares outstanding
- Net Debt / Adjusted NTM Estimated EBITDA ratio of 0.7x at deal closure combined with significant free cash flow generation will provide ample opportunities to continue shareholder friendly initiatives, including further return of capital and accretive M&A
- The Transaction closed immediately upon the execution of the definitive agreements, as all necessary approvals have been met

Financial Accretion

- Transaction is expected to be accretive across all financial metrics: sales growth, gross profit margin, adjusted diluted EPS, cash flow from operations, adjusted EBITDA and adjusted EBITDA margin
- Initially anticipated annual cost synergies of $10 – 12 million
  - Full cost synergies expected to be realized by 2H 2025, with roughly half realized in CY2024
- Implied post-synergy transaction multiple of 4.7x NTM Adjusted EBITDA

Share Repurchase

- In effort to offer liquidity to shareholders, the Company announced a large share repurchase in conjunction with the Transaction
- Announces the intent to launch a Reverse Dutch Tender Offer to repurchase up to $30 million of Turtle Beach common stock between a range of $13.75 - $15.00 per share, as the Board continues to maximize value creation opportunities for shareholders
- Should the maximum amount of the shares elect to tender, PF Net Debt / Adjusted NTM Estimated EBITDA would be 1.2x

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PRO FORMA FINANCIAL SUMMARY Pro Forma Company at Close (Prior to Tender Offer) ~21.1M Shares Outstanding $50M Total Debt ($0M drawn on ABL, $50M of a new Term Loan) $6.5M Cash on Balance Sheet $370M – $380M 2024E Net Revenue, assuming 9-months of PDP contributions $51M – $54M 2024E Adjusted EBITDA, assuming 9-months of PDP contributions and partial synergies Net Debt / Adjusted NTM Estimated EBITDA ratio of 0.7x at deal closure

27 PRO FORMA FINANCIAL SUMMARY FOLLOWING MAY 2024 TENDER COMPLETION Pro Forma Company (Following a Fully Exhausted $30M Tender) ~18.9M – 19.1M Shares Outstanding, Predicated on Execution Price $80M Total Debt ($30M drawn on ABL, $50M of a new Term Loan) $6.5M Cash on Balance Sheet $390M – $410M NTM Net Revenue $60M – $65M NTM Adjusted EBITDA 1.2x Net Debt / NTM Adjusted EBITDA at close, assuming full exhaustion of the $30M Tender 28

CONTACTS Investor Relations: Turtle Beach: Alex Thompson MacLean Marshall Gateway Group Sr. Director, Global Communications +1 (949) 574-3860 Turtle Beach Corporation HEAR@gateway-grp.com +1 (310) 431-6215 maclean.marshall@turtlebeach.com

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